Exhibit 99.1

Wyndham Worldwide Prices $250 Million of Senior Unsecured Notes and $200 Million of Convertible Notes

PARSIPPANY, N.J. (May 13, 2009) – Wyndham Worldwide Corporation (NYSE:WYN) today announced the pricing of $250 million aggregate principal amount of senior unsecured notes due 2014 and $200 million aggregate principal amount of convertible notes due 2012.  In addition, Wyndham Worldwide has granted the underwriters an over-allotment option to purchase up to an additional $30 million principal amount of convertible notes. The senior unsecured notes offering is expected to close on May 18, 2009, and the convertible notes offering is expected to close on May 19, 2009.  Wyndham Worldwide intends to use the aggregate net proceeds from the offerings to reduce the principal balance outstanding under its revolving credit facility and to pay the cost of the convertible note hedge transactions, after giving effect to the proceeds to Wyndham Worldwide from the warrant transactions (each as described below).

The senior unsecured notes will bear interest at a rate of 9.875% per year payable semi-annually on May 1 and November 1 of each year, commencing November 1, 2009. The notes will mature on May 1, 2014. The notes were offered to the public at a price of 95.801% of principal amount.

The convertible notes will bear interest at a rate of 3.50% per year payable semi-annually on May 1 and November 1 of each year, commencing November 1, 2009.  The convertible notes will not be convertible into shares of Wyndham Worldwide common stock or any other securities under any circumstances.  Under certain circumstances and during certain periods, the convertible notes may be convertible into cash at an initial conversion rate of 78.5423 shares of common stock per $1,000 principal amount of convertible notes, equivalent to a conversion price of approximately $12.73 per share of Wyndham Worldwide common stock.  The conversion price represents a premium of approximately 20% to the closing price of Wyndham Worldwide's common stock on the New York Stock Exchange on May 13, 2009.

Based on the terms of these transactions, Wyndham Worldwide estimates incremental interest expense in 2009 of approximately $25 million.

Upon pricing of the convertible notes, Wyndham Worldwide entered into (i) convertible note hedge transactions that are expected to offset its exposure to any cash payments above par value, that may be required upon conversion of any convertible notes, and (ii) warrant transactions, which Wyndham Worldwide will have the option to settle in net shares or cash.  The exercise price of the warrant transactions (approximately $20.16 per share) represents a premium of 90% over the closing price of Wyndham Worldwide’s common stock on the New York Stock Exchange on May 13, 2009.  The warrant transactions could have a dilutive effect on Wyndham Worldwide's earnings per share to the extent that the price of Wyndham Worldwide's common stock exceeds the exercise price of the warrants.  The convertible note hedge transactions and the warrant transactions were entered into with affiliates of certain of the underwriters.  Wyndham Worldwide has been advised by the affiliates of the underwriters that they or their respective affiliates may enter into various derivative transactions with respect to Wyndham Worldwide’s common stock concurrently with or shortly following pricing of the convertible notes.  These activities could have the effect of increasing, or preventing a decline in, the price of Wyndham Worldwide’s common stock concurrently with or following the pricing of such notes.

The offerings were made pursuant to Wyndham Worldwide’s effective registration statement only by means of written prospectuses.

Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Citi and Deutsche Bank Securities Inc. are acting as joint book-running managers for the notes offering.  Interested parties may obtain a written prospectus for the notes offering from any of Banc of America Securities LLC, 100 West 33rd Street, New York, New York, 10001, Attention:  Prospectus Department, telephone toll-free at (800) 294-1322; Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, New York 10010, telephone at (800) 221-1037; J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York, 10017, Attention: High Grade Syndicate Desk, 8th Floor, telephone collect at (212) 834-4533; Citi, Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, telephone toll-free at (800) 831-9146; Deutsche Bank Securities Inc., Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, New Jersey 07311-3988, telephone toll-free at (800) 503-4611.

Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Citi, Merrill Lynch & Co, and Deutsche Bank Securities Inc. are acting as joint book-running managers for the convertible notes offering.  Interested parties may obtain a written prospectus for the convertible notes offering from any of Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, New York 10010, telephone at (800) 221-1037; J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245, Attention: Prospectus Library, telephone collect at (718) 242-8002; Citi, Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, telephone toll-free at (800) 831-9146; Merrill Lynch & Co., Attention: Prospectus Department, 4 World Financial Center, New York, New York 10080; Deutsche Bank Securities Inc., Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, New Jersey 07311-3988, telephone toll-free at (800) 503-4611.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Wyndham Worldwide
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses almost 7,000 franchised hotels and approximately 588,500 hotel rooms worldwide. Group RCI offers its 3.8 million members access to more than 73,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of over 150 vacation ownership resorts serving over 830,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 25,500 employees globally.  For more information about Wyndham Worldwide, please visit the company’s web site at www.wyndhamworldwide.com.

Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements,” including with regard to Wyndham Worldwide’s securities offerings and the anticipated use of the net proceeds therefrom and the incremental interest expense to be incurred based on the terms of these transactions.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the securities offerings discussed above will be consummated on the terms described or at all. Consummation of the securities offerings and the terms thereof are subject to numerous conditions, many of which are beyond the control of Wyndham Worldwide, including: the prevailing conditions in the capital markets; economic, political and market factors affecting the trading volume and price of and the demand for Wyndham Worldwide’s common stock; and other factors, including those set forth in the Risk Factors section of Wyndham Worldwide’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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Investor contact:	Press contact:

Margo C. Happer	Sandra Kelder
Senior Vice President,	Senior Vice President,
Investor Relations	Corporate Communications
Wyndham Worldwide Corporation	Wyndham Worldwide Corporation
(973) 753-6472	(973) 753-8142
Margo.Happer@wyndhamworldwide.com	Sandra.Kelder@wyndhamworldwide.com